Exhibit 99.2
FERGUSON PLC

FINAL DIVIDEND 2022
NOTICE OF DIVIDEND CURRENCY EXCHANGE RATE

On September 27, 2022, Ferguson plc (NYSE: FERG; LSE: FERG) (the “Company”) announced its intention to pay a final dividend of $1.91 per share (“Final Dividend”), subject to shareholder approval at the Company’s Annual General Meeting on November 30, 2022 (“AGM”).

Eligible shareholders will receive their dividends in US dollars (“USD”), unless an election to receive dividends in pounds sterling (“GBP”) is completed and registered with the Company’s registrars. The deadline for the currency election in respect of the Final Dividend, was November 11, 2022 which was communicated to shareholders on September 27, 2022.

Set out below is the currency exchange rate for shareholders who will receive the Final Dividend in GBP:

Dividend declared in USD	Exchange rate (GBP/USD)	Dividend to be paid for shareholders receiving dividends in GBP
$1.91 per share	1.1910	£1.60 per share

If approved at the AGM, the Final Dividend will be paid on December 8, 2022 to shareholders who were on the register as at 8:00pm (ET) on October 28, 2022.

Enquiries:

Graham Middlemiss, Company Secretary (+44 (0) 118 927 3800)

Brian Lantz, Vice President IR and Communications
(+1 224 285 2410)